Exhibit 99.1

Five Below, Inc. Announces CEO Transition

Kenneth Bull, Chief Operating Officer, appointed interim President and CEO; Tom Vellios, Co-Founder and Chairman, appointed interim Executive Chairman; Board launches search for permanent CEO

Company provides quarter-to-date sales results and updates guidance for the second quarter of fiscal 2024

PHILADELPHIA, July 16, 2024 – Five Below, Inc. (NASDAQ: FIVE), the trend-right, high-quality extreme-value retailer for tweens, teens and beyond, today announced the appointment of Kenneth Bull as interim President and Chief Executive Officer (CEO), effective immediately.

Joel Anderson has stepped down from his roles of President and CEO, and from the Board of Directors, to pursue other interests. Thomas Vellios, Co-Founder, Non-Executive Chairman and former CEO, is assuming the role of Executive Chairman on an interim basis to support Mr. Bull and the executive leadership team in the transition while the Board conducts a comprehensive search for a permanent CEO.

“I have tremendous confidence in Ken and the senior leadership team who will continue to execute on our growth strategy. Ken has been an integral part of the Five Below team for nearly two decades, including leading the Company for 11 years as CFO and most recently as COO, with significant experience and deep knowledge of our business. He has played a pivotal role in architecting our strategic growth plans and leading key supporting initiatives,” said Mr. Vellios. “With a long runway for continued growth and industry-leading returns on our new stores, we remain focused on driving sales, optimizing margins and providing customers with the exceptional value they expect from Five Below.”

Mr. Vellios continued, “We want to thank Joel for his contributions to Five Below and we wish him the best in the future.”

Mr. Bull commented, “I am honored to step into the role as interim President and CEO of Five Below. Our talented team and I will intensify our focus to deliver WOW product at amazing value to our customers with a one-of-a-kind, fun and engaging store experience. We have a highly experienced management team and a deep bench of talent across the organization whom I am proud to work alongside. As always, we are committed to delivering on our extreme value promise to our customers while driving profitable growth for our shareholders.” Mr. Bull continued, “I am excited about the future and thankful for the leadership, guidance and support from Tom and our Board as we navigate this transition.”

Quarter-To-Date Results and Updated Guidance for the second quarter of Fiscal 2024:

Five Below also announced that total sales for the 10-week period ended July 13, 2024 increased by 9.5% versus the first 10 weeks of the second quarter ended July 8, 2023. Comparable sales decreased 5.0% versus the restated and comparable period ended July 15, 2023. As a result, the Company now expects sales for the fiscal second quarter ending August 3, 2024 to be in the range of $820 million to $826 million and assumes an approximate 6% to 7% decrease in comparable sales. Diluted income per common share is expected to be in the range of $0.53 to $0.56. The Company will announce second quarter results and discuss its third quarter and full year outlook when it reports second quarter earnings.

Forward-Looking Statements:

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect management’s current views and estimates regarding the Company’s industry, business strategy, goals and expectations concerning its market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources, store count potential and other financial and operating information. Investors can identify these statements by the fact that they use words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future” and similar terms and phrases. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks related to disruption to the global supply chain, risks related to the Company’s strategy and expansion plans, risks related to disruptions in our information technology systems and our ability to maintain and upgrade those systems, risks related to the inability to successfully implement our online retail operations, risks related to cyberattacks or other cyber incidents, risks related to increased usage of machine learning and other types of artificial intelligence in our business, and challenges with properly managing its use; risks related to our ability to select, obtain, distribute and market merchandise profitably, risks related to our reliance on merchandise manufactured outside of the United States, the availability of suitable new store locations and the dependence on the volume of traffic to our stores, risks related to changes in consumer preferences and economic conditions, risks related to increased operating costs, including wage rates, risks related to inflation and increasing commodity prices, risks related to potential systematic failure of the banking system in the United States or globally, risks related to extreme weather, pandemic outbreaks, global political events, war, terrorism or civil unrest (including any resulting store closures, damage, or loss of inventory), risks related to leasing, owning or building distribution centers, risks related to our ability to successfully manage inventory balance and inventory shrinkage, quality or safety concerns about the Company’s merchandise, increased competition from other retailers including online retailers, risks related to the seasonality of our business, risks related to our ability to protect our brand name and other intellectual property, risks related to customers’ payment methods, risks related to domestic and foreign trade restrictions including duties and tariffs affecting our domestic and foreign suppliers and increasing our costs, including, among others, the direct and indirect impact of current and potential tariffs imposed and proposed by the United States on foreign imports, risks associated with the restrictions imposed by our indebtedness on our current and future operations, the impact of changes in tax legislation and accounting standards and risks associated with leasing substantial amounts of space. For further details and a discussion of these risks and uncertainties, see the Company’s periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this news release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Five Below:

Five Below is a leading high-growth value retailer offering trend-right, high-quality products loved by tweens, teens and beyond. We believe life is better when customers are free to “let go & have fun” in an amazing experience filled with unlimited possibilities. With most items priced between $1 and $5, and some extreme value items priced beyond $5 in our incredible Five Beyond Shop, Five Below makes it easy to say YES! to the newest, coolest stuff across eight awesome Five Below worlds: Style, Room, Sports, Tech, Create, Party, Candy and New & Now. Founded in 2002 and headquartered in Philadelphia, Pennsylvania, Five Below today has over 1,600 stores in 43 states. For more information, please visit www.fivebelow.com or find Five Below on Instagram, TikTok, and Facebook @FiveBelow.

Investor Contact

Christiane Pelz

Vice President, Investor Relations & Treasury

Five Below, Inc.

InvestorRelations@fivebelow.com

Media Contact

Jessica Liddell

Partner, ICR

FiveBelowPR@icrinc.com